CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 26, 1999 included in this Form 10-K, into Vinings Investment Properties Trust's previously filed Registration Statement on Form S-8 (File No. 333-76487).

ARTHUR ANDERSEN LLP

/S/ ARTHUR ANDERSEN LLP

Atlanta, Georgia

March 16, 2001